Exhibit 99.1

Isos Acquisition Corporation Shareholders Approve Business Combination with Bowlero Corp. and Announce Closing of Business Combination

RICHMOND, VA – December 15, 2021 – Bowlero Corp. (“Bowlero”), the world’s largest owner and operator of bowling centers and owner of the Professional Bowlers Association (PBA), today announced the completion of its business combination (the “Business Combination”) with Isos Acquisition Corporation (NYSE: ISOS) (“Isos”), a special purpose acquisition company. The Business Combination was approved by a majority of Isos stockholders in an extraordinary general meeting on December 14, 2021. Approximately 90% of the votes cast at the meeting were in favor of the business combination.

Pursuant to the merger, Bowlero merged with and into Isos, with Isos surviving and being renamed “Bowlero Corp.” The common stock and warrants of the surviving company are expected to begin trading on the NYSE Global Market under the symbols “BOWL” and “BOWL WS,” respectively, on December 16, 2021.

Michelle Wilson and George Barrios, Co-Founders and Co-Chief Executive Officers of Isos Acquisition Corporation said, “We are thrilled to see this business combination successfully executed and look forward to working together with Tom, Brett and the Bowlero team as they continue to grow this incredible company.”

About Bowlero Corp

Bowlero Corp. is the worldwide leader in bowling entertainment, media, and events. With more than 300 bowling centers across North America, Bowlero Corp serves more than 26 million guests each year through a family of brands that includes Bowlero, Bowlmor Lanes, and AMF. In 2019, Bowlero Corp acquired the Professional Bowlers Association, the major league of bowling, which boasts thousands of members and millions of fans across the globe. For more information on Bowlero Corp, please visit BowleroCorp.com.

About Isos Acquisition Corporation

Isos Acquisition Corporation (NYSE: ISOS) was a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Isos was led by Co-Chief Executive Officers George Barrios and Michelle Wilson.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Bowlero’s expectations with respect to future performance. Bowlero’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Bowlero’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the impact of COVID-19 or other adverse public health developments; (2) costs related to the business combination; (3) the ability of Bowlero to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees; (4) the possibility that Bowlero may be adversely affected by other economic, business, and/or competitive factors; (5) the risk that the market for Bowlero’s entertainment offerings may not develop on the timeframe or in the manner that Bowlero currently anticipates; (6) general economic conditions and uncertainties affecting markets in which Bowlero or operates and economic volatility that could adversely impact its business, including the COVID-19 pandemic and (7) other risks and uncertainties that were detailed in the proxy statement/prospectus filed on Form S-4 with the SEC and as indicated from time to time in Bowlero’s filings with the SEC. Forward looking statements speak only as of the date they are made. Except as required by law, Bowlero does not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

Contacts:

For Media:
ICR, Inc.
Tom Vogel
Tom.Vogel@icrinc.com

For Investors:
ICR, Inc.
Ashley DeSimone
Ashley.desimone@icrinc.com

Ryan Lawrence
Ryan.Lawrence@icrinc.com